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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
NPS Pharmaceuticals, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report on the consolidated financial statements of NPS Pharmaceuticals, Inc. dated February 16, 2001, refers to a change in the method of recognizing revenue on nonrefundable licensing fees.

                                                  /s/ KPMG LLP

Salt Lake City, Utah
January 9, 2002